AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 21st day of August, 2013, to the Fund Administration Servicing Agreement, dated as of April 6, 2011, as amended (the "Agreement"), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series to the Managed Portfolio Series:

Exhibit O, the Smith Group Large Cap Core Growth Fund and Smith Group Small Cap Focused Growth Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Printed Name: James R. Arnold	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit O to the Managed Portfolio Series Fund Administration Servicing Agreement

Name of Series
Smith Group Large Cap Core Growth Fund
Smith Group Small Cap Focused Growth Fund

Fund Accounting, Fund Administration & Portfolio Compliance; Chief Compliance Officer (CCO) Services Fee Schedule at August, 2013

Annual Fee Based Upon Average Net Assets Per Fund*
[…] basis points on the first $[…] million
[…] basis points on the next $[…] million
[…] basis points on the balance
Minimum annual fee:  $[…] first fund
      $[…] second fund
      $[…] each additional fund over the first two funds.

▪    Additional fee of $[…] for each additional class
▪    Additional fee of $[…] per manager/sub-advisor per fund
▪    Additional fee of $[…] for a Controlled Foreign Corporation (CFC)

Services Included in Annual Fee Per Fund
▪	Advisor Information Source – On-line access to portfolio management and compliance information.
▪	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
▪	USBFS Legal Administration (e.g., registration statement update)

Chief Compliance Officer Annual Fees (Per Advisor Relationship/Fund)*
▪	$[…] for the first fund (subject to Board approval)
▪	$[…] for each additional fund (subject to change based on Board review and approval)
▪	$[…] /sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing (Charles River), Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Exhibit O (continued) to the Managed Portfolio Series Fund Administration Servicing Agreement

Fund Administration & Compliance Portfolio Services – Supplemental Services Fee Schedule at August, 2013

Additional Legal Administration Services
▪	Subsequent new fund launch – $[…] /project
▪	Subsequent new share class launch – $[…] /project
▪	Multi-managed funds – as negotiated based upon specific requirements
▪	Proxy – as negotiated based upon specific requirements

Daily Compliance Services (Charles River)
▪	Base fee – $[…] /fund per year
▪	Setup – $[…] /fund group

Section 15(c) Reporting
▪	$[…] /fund per report – first class
▪	$[…] /additional class report

Equity & Fixed Income Attribution Reporting
▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit O.

Smith Asset Management Group, LP

By: /s/ John D. Brim

Printed Name: John D. Brim

Title: President                                         Date: 11/18/13

By:____________________________

Printed Name:____________________

Title:___________________________           Date:________________________